Form 5

COMPANIES ACT OF BARBADOS
(Section 33 and 203)

ARTICLES OF AMENDMENT

1. Name of Company: **BANRO GROUP (BARBADOS) LIMITED**

2. Company Number : **34120**

3. The articles of the above named company are amended as follows

The attached Schedule is incorporated in this form

The annexed Certified Copy of a Resolution in Writing of the sole Shareholder of **Banro Group (Barbados) Limited** is incorporated in this form.

Date:		Signature:		Title:	
	April 17, 2013		**William P. A. Douglas**		**Director**

For Ministry use only

Company Number: 34120

Filed: 2013-04-17

3. ***The classes and maximum number of shares the Company is authorised to issue:***

Pursuant to section 197(1)(d) and (e) of the Companies Act Cap. 308 of the laws of Barbados (the "**Act**"), the Articles of Incorporation of the Company are hereby amended to create a new class of shares, namely, an unlimited number of Preferred Shares without nominal or par value designated as Preferred Shares, and to change the rights privileges, restrictions and conditions attaching to the Common Shares so that the Company shall be authorised to issue:-

- an unlimited number of common shares without nominal or par value designated as Common Shares (the "***Common Shares***"); and
- an unlimited number of preferred shares without nominal or par value designated as Preferred Shares (the "***Preferred Shares***").

1. **COMMON SHARES WITHOUT NOMINAL OR PAR VALUE**

The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:-

1.1. Voting Rights:

1.1.1. Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Company and to vote thereat, except meetings at which only holders of a specified class of shares (other than Common Shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the Common Shares, each holder of Common Shares shall be entitled to 1 vote in respect of each Common Share held by that holder.

1.2. Dividends

1.2.1. Subject to the prior rights of the holders of the Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company, out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

1.3. Rights on Dissolution

1.3.1. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Preferred Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

2. PREFERRED SHARES WITHOUT NOMINAL OR PAR VALUE

2.1. Definitions

As used herein:

2.1.1. "**Asset Seizure Event**" means an event that would have obligated Banro to redeem the Banro Notes pursuant to section 3.08 of the Indenture, had the Banro Notes been outstanding at the time of such event.

2.1.2. "**Banro**" means Banro Corporation, a corporation continued pursuant to the laws of Canada, and its successors;

2.1.3. "**Banro Series A Shares**" means the series A preference shares in the capital of Banro;

2.1.4. "**Banro Series B Shares**" means the series B preference shares in the capital of Banro;

2.1.5. "**Banro Notes**" means the notes issued under the Indenture;

2.1.6. "**Business Day**" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario, Canada or Bridgetown, Barbados;

2.1.7. "**Change of Control**" has the meaning provided in the Indenture as in effect on April 16, 2013;

2.1.8. "**Company**" means Banro Group (Barbados) Limited;

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.1.9. "**Dissolution Event**" means any liquidation, dissolution or winding up of the Company or other distribution of the property or assets of the Company among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary;

2.1.10. "**Dividend Liquidation Preference**" of a Preferred Share on any Dividend Payment Date means an amount equal to the sum of:

2.1.10.1. the product obtained by multiplying (x) the simple average of the Reference Gold Price for each Trading Day during the three-month period ending on the immediately preceding Dividend Payment Date times (y) the Relevant Number; plus

2.1.10.2. the amount of all dividends accrued and unpaid on such Preferred Share up to and excluding such Dividend Payment Date;

2.1.11. "**Dividend Payment Date**" means the last day of each of March, June, September and December in each year;

2.1.12. "**Dollar Equivalent Value**" means, on any date, with reference to a specified number of ounces of gold, the Reference Gold Price on such date, multiplied by such number of ounces of gold.

2.1.13. "**Earliest Optional Redemption Date**" means the later of (i) the first date on which Banro and its subsidiaries have achieved total cumulative gold production pursuant to the Existing Permits of 800,000 ounces from and including the Initial Issuance Date and (ii) the 1st day after the date that is the 5th anniversary of the Initial Issuance Date;

2.1.14. "**Existing Permit**" means each of the 13 exploitation permits relating to the Twangiza, Namoya, Lugushwa and Kamituga properties and each of the 14 exploration permits, in each case as described in Banro's annual information form for the financial year ended December 31, 2012, as long as the applicable permit continues to be held by Banro or a subsidiary thereof and/or Banro or a subsidiary thereof continues to retain an interest in such permit and as each such permit may be amended or otherwise modified or replaced from time to time;

2.1.15. "**Indenture**" means the indenture dated March 2, 2012, between Banro, the Guarantors (as defined in such indenture) party thereto and Equity Financial Trust Company, as trustee;

2.1.16. "**Initial Issuance Date**" means the date on which the Preferred Shares are first issued to the Initial Shareholder;

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.1.17. **"Initial Shareholder"** means BlackRock World Mining Trust plc;

2.1.18. **"Liquidation Date"** has the meaning provided in Section 2.4.1;

2.1.19. **"Liquidation Preference"** of a Preferred Share, as of any date shall be an amount equal to the sum of:

2.1.19.1. the Dollar Equivalent Value on the second Trading Day immediately preceding such date of the Relevant Number of ounces of gold; plus

2.1.19.2. the amount of all dividends accrued and unpaid on such Preferred Shares up to and including such date;

2.1.20. **"Monthly Production Level"** means for any Dividend Payment Date, the number obtained (rounded to the nearest whole number) by dividing the total number of ounces of gold produced pursuant to the Existing Permits during the 3 month period ending on the immediately preceding Dividend Payment Date (or in the case of the Monthly Production Level on June 30 2013, the 3 month period ended on March 31, 2013) by 3;

2.1.21. **"Production Schedule Yield"** means for any Dividend Payment Date the percentage rate appearing under the heading "Annual Dividend Yield" in the table below corresponding to the Monthly Production Level for such Dividend Payment Date:

Monthly Production Level (oz.)	Annual Dividend Yield
< 8,001	10.0%
8,001 - 9,000	10.5%
9,001 - 10,000	11.0%
10,001 - 11,000	11.5%
11,001 - 12,000	12.0%
12,001 - 13,000	12.5%
13,001 - 14,000	13.0%
14,001 - 15,000	13.5%
15,001 - 16,000	14.0%
16,001 - 17,000	14.5%
> 17,000	15.0%

2.1.22. **"Redemption Date"** has the meaning provided in Section 2.7.5.1.2;

2.1.23. **"Redemption Demand"** has the meaning provided in Section 2.7.5.1;

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.1.24. "**Reference Gold Price**" on any date means the "London Gold Fix" price per troy ounce of gold expressed in U.S. dollars on such date, as the same is fixed at approximately 3:00 p.m. London time on such date by five market-making members of the London Bullion Market Association in accordance with customary market practice, and shall include any determination made by any successor entity. The "London Gold Fix" price may be obtained at http://www.kitco.com/;

2.1.25. "**Relevant Number**" means:

2.1.25.1. if the Reference Gold Price on the last Trading Day immediately prior to the Initial Issuance Date is equal to or greater than US$1,584, 0.015625; or

2.1.25.2. if the Reference Gold Price on the last Trading Day immediately prior to the Initial Issuance Date is less than US$1,584, the number (rounded to 6 decimal places) that is equal to the quotient obtained by dividing US$25 by such Reference Gold Price on the last Trading Day immediately prior to the Initial Issuance Date;

2.1.26. "**Relevant Percentage**" has the meaning provided in Section 2.7.6.1.3;

2.1.26.1. "**Trading Day**" means any day on which the Reference Gold Price is fixed in the manner contemplated by the definition thereof.

2.2. Voting Rights

2.2.1. The holders of the Preferred Shares shall not be entitled as such (except as hereinafter specifically provided and except as otherwise provided by applicable laws) to receive notice of or to attend any meeting of the shareholders of the Company and, except as hereinafter specifically provided and except as otherwise provided by applicable laws, shall not be entitled to vote at any such meeting provided that each holder of a Preferred Share will be entitled to vote on matters which holders of such class are entitled to vote (to the extent so entitled by the Company's articles of incorporation) and shall have 1 vote for each Preferred Share held.

2.2.2. Notwithstanding Section 2.2.1, so long as any Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Preferred Shares (voting separately as a class), given in person or by proxy, either in writing or at a meeting, amend, alter or repeal, whether by merger, amalgamation, arrangement, amendment to the Company's articles of incorporation, consolidation or otherwise, the provisions of the Company's articles of

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

incorporation or the rights of the holders of the Preferred Shares or otherwise create, authorize or issue any shares of any series or class of shares of the Company. For the avoidance of doubt, the restrictions in this Section 2.2.2 shall also apply in the event of a liquidation, dissolution or winding up of the Company. The foregoing restrictions in this Section 2.2.2 shall not apply to the issuance or authorization for issuance of additional Common Shares of the Company.

2.3. Dividends

2.3.1. The holders of the Preferred Shares, in priority to the Common Shares of the Company and to shares of any other class ranking junior to the Preferred Shares, shall be entitled to receive, and the Company shall pay thereon, in each case as and when declared by the board of directors of the Company out of the moneys of the Company properly applicable to the payments of dividends, quarterly preferential cumulative cash dividends, which will accrue and be payable on each Dividend Payment Date.

2.3.2. Notwithstanding Section 2.3.1 the Company shall not declare or pay any dividends on the Preferred Shares, if there are any Banro Series A Shares outstanding, unless:

2.3.2.1. Banro simultaneously declares and pays, as applicable, a dividend on the Banro Series A Shares in the same amount per share, in the same currency and with the same record date; and

2.3.2.2. Banro is permitted to declare or pay, as applicable, such dividend on the Banro Series A Shares in accordance with applicable laws.

2.3.3. The amount of dividends that will accrue on the Preferred Shares on a Dividend Payment Date when Preferred Shares are outstanding, other than June 30, 2013, shall be an amount per share equal to the product obtained by multiplying the Dividend Liquidation Preference on such Dividend Payment Date by the quotient obtained by dividing (A) the Production Schedule Yield on such Dividend Payment Date by (B) 4 .

2.3.4. The first quarterly dividend will accrue on June 30, 2013 and will be calculated by multiplying the amount otherwise determined in accordance with Section 2.3.3 by a fraction, the numerator of which shall be the number of days the Preferred Shares have been outstanding through such date and the denominator of which is 90.

2.3.5. The Company shall notify all holders of Preferred Shares not later than the date that is 15 days prior to each Dividend Payment Date of such information as

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

is necessary to calculate the amount of the dividend per Preferred Share that is to accrue on such Dividend Payment Date. Such notification may be made by mail, press release or other means of electronic communication in the discretion of the board of directors of the Company.

2.3.6. Unless the Company has declared and paid to a holder of the Preferred Shares, in respect of its Preferred Shares, on or before any Dividend Payment Date, a dividend per Preferred Share in the amount that is equal to the amount of the dividend that has accrued as of such date, then the dividends on the Preferred Shares shall continue to accrue and to accumulate in the manner set out in Section 2.3.3, and an additional Preferred Share cash dividend, in an amount equal to 1 percent (%) of the amount of such unpaid dividend per Preferred Share, shall accrue thereon at the close of business on the applicable Dividend Payment Date.

2.3.7. Dividends will be paid to the holders of Preferred Shares by wire transfer to an account designated by the applicable holder to the Company. If on any Dividend Payment Date the dividend payable on such date is not paid in full on all the Preferred Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the board of directors of the Company on which the Company shall have moneys properly applicable to the payment of the same.

2.4. Rights on Dissolution

2.4.1. Subject to applicable laws, in the event of a Dissolution Event, a holder of the Preferred Shares shall be entitled (subject to the rights of the Company's debtholders and other creditors to receive prior payment in full of all liabilities of the Company owing to them) to receive from the assets of the Company in respect of each Preferred Share held by such holder on the effective date (the "**Liquidation Date**") of the Dissolution Event before any amount shall be paid or any property or assets of the Company are distributed to the holders of the Common Shares or the holders of shares of any other class ranking junior to the Preferred Shares an amount per share equal to the Liquidation Preference of such Preferred Share, which shall be satisfied in full by the Company causing to be delivered to such holder (i) one Banro Series A Share, plus (ii) an amount equal to all declared and unpaid dividends on each such Preferred Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.4.2. On or promptly after the Liquidation Date, the Company shall pay or cause to be paid to the holders of the Preferred Shares the Liquidation Preference for each such Preferred Share upon presentation and surrender to the Company of the certificates representing such Preferred Shares. Payment of the total Liquidation Preference for such Preferred Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of shareholders of the Company for the Preferred Shares on behalf of the Company, of Banro Series A Shares (which securities shall be fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Preference. On and after the Liquidation Date, the holders of the Preferred Shares shall cease to be holders of such Preferred Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Preference, unless payment of the total Liquidation Preference for such Preferred Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Preference has been paid in the manner hereinbefore provided.

2.4.3. After the Company has satisfied its obligations to pay the holders of the Preferred Shares the Liquidation Preference per Preferred Share pursuant to Section 2.4.1, such holders shall not be entitled to share in any further distribution of the assets of the Company.

2.5. Purchase by Company

2.5.1. Subject to applicable laws, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), the Company may at any time and from time to time purchase the Preferred Shares for cancellation at the lowest price or prices at which, in the option of the board of directors of the Company, such shares are obtainable.

2.6. Redemption by the Company

2.6.1. The Preferred Shares or any part thereof are not redeemable by the Company, prior to the Earliest Optional Redemption Date.

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.6.2. Subject to applicable laws, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions) and Section 2.6.3, commencing on the Earliest Optional Redemption Date, the Company may at its option, upon sending notice (in accordance with Section 2.6.4 below), redeem the whole or any part of the then outstanding Preferred Shares upon payment for each share to be redeemed of a sum equal to (i) the Liquidation Preference thereof as of the date fixed for redemption, plus (ii) an amount equal to (A) the dividend accrued per Preferred Share on the most recent Dividend Payment Date multiplied by (B) a fraction equal to the number of days elapsed since such Dividend Payment Date divided by 90 plus (iii) an amount equal to 2 percent (%) of the Liquidation Preference at the date of redemption.

2.6.3. The Company's right to redeem the Preferred Shares pursuant to Section 2.6.2 shall not apply unless Banro has also elected at its option to redeem the same percentage of Banro Series A Shares, and otherwise on the same basis as the redemption of the Preferred Shares including without limitation the date of redemption.

2.6.4. In the case of a redemption of Preferred Shares pursuant to Section 2.6.2, the Company shall at least 30 days (but not more than 60 days) before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Preferred Shares to be redeemed a notice in writing of the intention of the Company to redeem such Preferred Shares. Such notice shall set out the redemption price and the date on which redemption is to take place and, if only part of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed the redemption price thereof on presentation and surrender of the certificates representing the Preferred Shares called for redemption at the registered office of the Company, or any other place or places designated in the notice of redemption. If only a part of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Company. Subject to the provisions of Section 2.6.5 below, on and after the date specified for redemption in any such notice, the Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

2.6.5. The Company shall have the right at any time after the mailing of notice of its intention to redeem any Preferred Shares and subject to compliance with Sections 2.6.2, 2.6.3 and 2.6.4 to deposit the redemption price for the Preferred Shares so called for redemption or of such of the said Preferred Shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in a specified chartered or commercial bank or a specified trust company in Canada or Barbados, named in such notice of redemption, to be paid without interest to or to the order of the respective holders of such Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preferred Shares in respect whereof such deposit shall have been made shall be deemed to be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on any such deposit shall belong to the Company.

2.6.6. In the event that only part of the Preferred Shares is at any time to be redeemed pursuant to Section 2.6.2, the shares to be redeemed shall be selected pro rata (disregarding fractions) according to the number of Preferred Shares held by each holder of record thereof as at the date of the notice of redemption or in such other manner as the board of directors of the Company in its sole discretion may deem equitable.

2.7. Redemption by Holders of Preferred Shares

2.7.1. Production Redemption

2.7.1.1. Commencing on the first day after the 5th anniversary of the Initial Issuance Date, for so long as Banro and its subsidiaries have achieved total cumulative gold production pursuant to the Existing Permits that is less than 800,000 ounces from the Initial Issuance Date, each holder of Preferred Shares will have the option at any time, upon sending the Redemption Demand in accordance with Section 2.7.5.1, to require the Company to redeem the whole or any part of the Preferred Shares registered in the name of such holder on the books of the Company by

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

tendering to the Company at its registered office, together with the Redemption Demand:

2.7.1.1.1. a share certificate or certificates representing the Preferred Shares which such holder desires to have the Company redeem; and

2.7.1.1.2. a share certificate or certificates representing the same number of Banro Series B Shares, duly endorsed for transfer, as the number of Preferred Shares to be redeemed.

2.7.1.2. Provided the requirements in Section 2.7.1.1 are satisfied, the Company shall, on the relevant Redemption Date, redeem all the Preferred Shares required to be redeemed pursuant to Section 2.7.1.1 by paying to such holder out of funds legally available for such purpose, per Preferred Share, the Liquidation Preference thereof as of Redemption Date plus an amount equal to (A) the dividend accrued per Preferred Share on the most recent Dividend Payment Date multiplied by (B) a fraction equal to the number of days elapsed since such Dividend Payment Date divided by 90.

2.7.1.3. Provided the requirements in Section 2.7.1.1 are satisfied, on the relevant Redemption Date, the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Preferred Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

2.7.1.4. On and after the Redemption Date, the Preferred Shares to be redeemed pursuant to any Redemption Demand shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 2.7.1.2 and 2.7.1.3, in which case the rights of the applicable holder shall remain unaffected.

2.7.2. Redemption Upon Asset Seizure

2.7.2.1. If,

2.7.2.1.1. Banro has redeemed the Banro Notes issued under the Indenture, pursuant to Section 3.08 of the Indenture; or

2.7.2.1.2. at any time the Banro Notes are no longer outstanding, an Asset Seizure Event occurs,

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

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each holder of Preferred Shares will have the option at any time, upon sending the Redemption Demand in accordance with Section 2.7.5.1, to require the Company to redeem the whole or any part of the Preferred Shares registered in the name of such holder on the books of the Company by tendering to the Company at its registered office, together with the Redemption Demand:

2.7.2.1.3. a share certificate or certificates representing the Preferred Shares which such holder desires to have the Company redeem; and

2.7.2.1.4. a share certificate or certificates representing the same number of Banro Series B Shares, duly endorsed for transfer, as the number of Preferred Shares to be redeemed.

2.7.2.2. Provided the requirements in Section 2.7.2.1 are satisfied and subject to Section 2.7.2.3, the Company shall, on the relevant Redemption Date, redeem all the Preferred Shares required to be redeemed pursuant to Section 2.7.2.1 by paying to such holder out of funds legally available for such purpose, per Preferred Share, the Liquidation Preference thereof as of Redemption Date plus an amount equal to (A) the dividend accrued per Preferred Share on the most recent Dividend Payment Date multiplied by (B) a fraction equal to the number of days elapsed since such Dividend Payment Date divided by 90.

2.7.2.3. Notwithstanding the foregoing, in the event that either the redemption of the Banro Notes or the Asset Seizure Event, referred to in Sections 2.7.2.1.1 and 2.7.2.1.2 respectively, occurs on or prior to the 5th anniversary of the Initial Issuance Date, the holder of the Preferred Shares:

2.7.2.3.1. shall not be entitled to exercise its rights pursuant to Section 2.7.2.1 until the 1st day after such 5th anniversary of the Initial Issuance Date; and

2.7.2.3.2. shall be entitled to require the Company, immediately after the redemption of the Banro Notes or the Asset Seizure Event, referred to in Sections 2.7.2.1.1 and 2.7.2.1.2 respectively, as applicable, to deposit cash with an escrow agent in an amount sufficient to fund the redemption of the Preferred Shares, such amount to be subject to subsequent increases or decreases from time to time, as reasonably agreed by the Company and the holders of the Preferred Shares, based upon:

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.7.2.3.2.1. subsequent fluctuations in the Liquidation Preference of the Preferred Shares; and

2.7.2.3.2.2. subsequent exchanges of the Preferred Shares for Banro Series A Shares.

All expenses associated with the escrow arrangement, including the fees of any escrow agent, will be borne by the Company.

2.7.2.4. Provided the requirements in Section 2.7.2.1 are satisfied and subject to Section 2.7.2.3, on the relevant Redemption Date, the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Preferred Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

2.7.2.5. On and after the Redemption Date, the Preferred Shares to be redeemed pursuant to any Redemption Demand sent pursuant to Section 2.7.2.1, shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 2.7.2.2 and 2.7.2.4 in which case the rights of the applicable holder shall remain unaffected.

2.7.3. Redemption on and after Tenth Anniversary

2.7.3.1. Commencing on the 10th anniversary of the Initial Issuance Date, each holder of Preferred Shares will have the option at any time, upon sending the Redemption Demand in accordance with Section 2.7.5.1, to require the Company to redeem the whole or any part of the Preferred Shares registered in the name of such holder on the books of the Company by tendering to the Company at its registered office, together with the Redemption Demand:

2.7.3.1.1. a share certificate or certificates representing the Preferred Shares which such holder desires to have the Company redeem; and

2.7.3.1.2. a share certificate or certificates representing the same number of Banro Series B Shares, duly endorsed for transfer, as the number of Preferred Shares to be redeemed.

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

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2.7.3.2. Provided the requirements in Section 2.7.3.1 are satisfied, the Company shall, on the relevant Redemption Date, redeem all the Preferred Shares required to be redeemed pursuant to Section 2.7.3.1 by paying to such holder out of funds legally available for such purpose, per Preferred Share, the Liquidation Preference thereof as of Redemption Date plus an amount equal to (A) the dividend accrued per Preferred Share on the most recent Dividend Payment Date multiplied by (B) a fraction equal to the number of days elapsed since such Dividend Payment Date divided by 90.

2.7.3.3. Provided the requirements in Section 2.7.3.1 are satisfied, on the relevant Redemption Date, the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Preferred Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

2.7.3.4. On and after the Redemption Date, the Preferred Shares to be redeemed pursuant to any Redemption Demand shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 2.7.3.2 and 2.7.3.3, in which case the rights of the applicable holder shall remain unaffected.

2.7.4. Redemption Upon Change of Control

2.7.4.1. Upon a Change of Control, each holder of Preferred Shares will have the option at any time, upon sending the Redemption Demand in accordance with Section 2.7.5.1, and subject to compliance with the terms of the Indenture, to require the Company to redeem the whole or any part of the Preferred Shares registered in the name of such holder on the books of the Company by tendering to the Company at its registered office, together with the Redemption Demand:

2.7.4.1.1. a share certificate or certificates representing the Preferred Shares which such holder desires to have the Company redeem; and

2.7.4.1.2. a share certificate or certificates representing the same number of Banro Series B Shares, duly endorsed for transfer, as the number of Preferred Shares to be redeemed.

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.7.4.2. Provided the requirements in Section 2.7.4.1 are satisfied and subject to Section 2.7.4.3, the Company shall, on the relevant Redemption Date, redeem all the Preferred Shares required to be redeemed pursuant to Section 2.7.4.1 by paying to such holder out of funds legally available for such purpose, per Preferred Share, the sum of (i) the Liquidation Preference thereof as of Redemption Date plus an amount an amount equal to (A) the dividend accrued per Preferred Share on the most recent Dividend Payment Date multiplied by (B) a fraction equal to the number of days elapsed since such Dividend Payment Date divided by 90 plus (iii) an amount equal to 2 percent (%) of the Liquidation Preference at the Redemption Date.

2.7.4.3. Notwithstanding the foregoing, in the event that the Change of Control occurs on or prior to the 5th anniversary of the Initial Issuance Date, the holder of the Preferred Shares shall not be entitled to exercise its rights pursuant to Section 2.7.4.1until the 1st day after such 5th anniversary.

2.7.4.4. Provided the requirements in Section 2.7.4.1 are satisfied and subject to Section 2.7.4.3, on the relevant Redemption Date, the Company shall pay or cause to be paid to or to the order of the registered holders of the Preferred Shares to be redeemed the redemption price thereof by wire transfer to an account designated by such holder. If only a part of the Preferred Shares represented by any certificate are to be redeemed, a new certificate for the balance shall be issued at the expense of the Company.

2.7.4.5. On and after the Redemption Date, the Preferred Shares to be redeemed pursuant to any Redemption Demand sent pursuant to Section 2.7.4.1, shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be made in accordance with Sections 2.7.4.2 and 2.7.4.4 in which case the rights of the applicable holder shall remain unaffected.

2.7.5. Redemption Demand

2.7.5.1. In the case of a redemption of Preferred Shares pursuant to any of Sections 2.7.1, 2.7.2, 2.7.3 or 2.7.4, the holder of Preferred Shares shall mail or deliver to the Company, a notice in writing (**"Redemption Demand"**) which notice shall indicate:

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.7.5.1.1. that the holder desires to have the Preferred Shares represented by the accompanying share certificates, redeemed by the Company; and

2.7.5.1.2. the Business Day on which the holder desires to have the Company redeem such Preferred Shares, which date shall not be less than 30 days after the date on which the Redemption Demand is tendered to the Company or such other date as the holder and the Company may agree (the "**Redemption Date**").

2.7.6. Insufficient Assets

2.7.6.1. If the Company is required to redeem the Preferred Shares in accordance with Sections 2.7.1.1, 2.7.2.1, 2.7.3.1 or 2.7.4.1 at a time when:

2.7.6.1.1. it does not have sufficient assets to permit it legally to effect such redemption in full; or

2.7.6.1.2. the Company and Banro, collectively, do not have sufficient assets to permit them each to effect a redemption in full of all Preferred Shares and Banro Series A Shares that have been tendered for mandatory redemption at such time, in accordance with applicable laws,

then,

2.7.6.1.3. the Company shall calculate the maximum percentage of Preferred Shares and Banro Series A Shares (considered together as a single class) that have been so tendered for redemption that could be legally redeemed or purchased for cancellation at such time (the "**Relevant Percentage**"); and

2.7.6.1.4. the Company shall redeem the maximum number of Preferred Shares that have been so tendered for redemption (not to exceed the Relevant Percentage thereof) as it is legally permitted to redeem, in accordance with the mandatory redemption terms thereof.

2.7.6.2. Each holder of Preferred Shares acknowledges that Banro has agreed with the Initial Shareholder for the benefit of the Initial Shareholder, the assignees and the transferees of Preferred Shares from the Initial Shareholder and all subsequent holders of Preferred Shares, that in the circumstances of Section 2.7.6.1:

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

2.7.6.2.1. Banro shall redeem the Relevant Percentage of Banro Series A Shares that have been so tendered for redemption, in accordance with the mandatory redemption terms thereof; and

2.7.6.2.2. Banro shall purchase for cancellation the balance of the Preferred Shares that have been so tendered for redemption (not to exceed the Relevant Percentage thereof.

2.7.6.3. Notwithstanding the foregoing, for as long as the Banro Notes remain outstanding, Banro shall have no obligation to purchase Preferred Shares for cancellation pursuant to Section 2.7.6.2.2

2.8. **Cancellation of Preferred Shares**

2.8.1. Any Preferred Shares redeemed or acquired by the Company shall be cancelled and shall not be restored as authorised and unissued shares in the capital of the Company.

2.8.2. Promptly following the redemption of the Preferred Shares pursuant to any of Sections 2.7.1, 2.7.2, 2.7.3 or 2.7.4, the Company shall deliver to Banro for cancellation a number of Banro Series B Shares delivered to the Company pursuant to Sections 2.7.1.1.2, 2.7.2.1.4, 2.7.3.1.2 or 2.7.4.1.2 that is equal in number to the number of Preferred Shares so redeemed pursuant to any of Sections 2.7.1, 2.7.2, 2.7.3 or 2.7.4 as applicable.

2.9. Notices

2.9.1. All notices required to be delivered by the Company to one or more to the holders of a Preferred Share, shall be mailed, postage prepaid, addressed to each such holder at his, her or its address as it appears on the records of the Company or in the event of the address of any such holder not so appearing then to the last known address of such holder and shall be deemed to have been duly given to such holder on the date that is 4 Business Days following the date of mailing; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such notice.

2.9.2. All notices to be delivered, and designations to be made, by one or more holders of a Preferred Share to the Company shall be mailed, postage prepaid, addressed to the Company at its registered office and shall be deemed to have been duly given to the Company on the date that is 4 Business Days following the date of mailing.

Date	Signature	Title
April 17, 2013	William P. A. Douglas	Director

CERTIFIED COPY OF THE SPECIAL RESOLUTION IN WRITING OF THE SOLE SHAREHOLDER OF BANRO GROUP (BARBADOS) LIMITED
Company No. 34120
(the "**Company**")

AMENDMENT OF ARTICLES OF INCORPORATION

WHEREAS the Company proposes to issue and sell to BlackRock World Mining Trust plc, 1,200,000 preferred shares without nominal or par value in the capital of the Company;

AND WHEREAS the Company must therefore amend its Articles to create a new class of preferred shares and to change the rights, privileges, restrictions and conditions attaching to the common shares.

BE IT RESOLVED THAT:

1. The Articles of Incorporation of the Company be amended in accordance with the Articles of Amendment substantially in the form attached hereto as Appendix "A" or in such form or with such changes as may be required by the Registrar of Companies.

2. Any one of the directors of the Company be authorised on behalf of the Company to sign and deliver the Articles of Amendment to the Corporate Affairs and Intellectual Property Office.

I, William P. A. Douglas, a director of Banro Group (Barbados) Limited HEREBY CERTIFY that the foregoing is a true copy of the Special Resolutions in Writing of the sole Shareholder dated April 17, 2013 and that the resolutions set forth above were duly passed in accordance with the Articles and By-Laws of the Company and that such resolution are still in full force and effect unamended.

William P. A. Douglas
Director
Dated: April 17, 2013